Exhibit 10.69

ANIP ACQUISITION COMPANY

As of October 3, 2012

MVP Management Company

259 N. Radnor-Chester Road, Suite 130
Radnor, PA 19087

Ladies and Gentlemen:

In connection with the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), of even date herewith, by and between BioSante Pharmaceuticals, Inc. and ANIP Acquisition Company (“ANIP”), the undersigned agrees, subject to the consummation of the Merger (as defined in the Merger Agreement) to pay to you on the Closing Date (as defined in the Merger Agreement):

(i) a fee in the amount of $350,000, which fee represents reasonable compensation and fair value for overall management, deal structuring, financial advisory and due diligence services provided by you in connection the Merger Agreement and the transactions contemplated thereby (the “Services”); and

(ii) the accrued but unpaid portion (pro-rated through the Closing Date) of the monitoring and advisory fee owed to you by ANIP pursuant to Section 15.4 of that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of January 28, 2011, among ANIP, Meridian Venture Partners II, L.P. and the other lenders party thereto.

Immediately following your receipt of the payments specified above, the obligations of each of you and ANIP under Section 15.4 of the Note Purchase Agreement shall terminate and no further amounts shall be payable to you thereunder.

The undersigned agrees that neither you nor any of your affiliates, or any of their respective members, managers, directors, officers, employees, consultants, contractors, agents, attorneys or affiliates, shall be liable, responsible or accountable in damages or otherwise to ANIP or any of its members, managers, directors, officers, employees, agents, or affiliates for any error of judgment by you or for any loss suffered by ANIP arising out of Services provided by you, except to the extent such errors or losses resulted from your willful misfeasance or gross negligence in the performance of the Services, as determined by the final judgment of a court of competent jurisdiction.

To the fullest extent permitted by applicable law, ANIP will indemnify and hold harmless you and your affiliates, and each of your respective members, managers, directors, officers, employees, consultants, contractors, agents, attorneys and affiliates (each such individual or entity to be referred to hereinafter as an “Indemnified Person”), from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which an Indemnified Person may be subject, insofar as such loss, claim, damage, liability or action relates to, arises out of or results from any Covered Event (as such term is defined below) or alleged Covered Event, and will reimburse such Indemnified Person on a current basis for all expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by such Indemnified Person in connection with investigating, defending or preparing to defend against any such loss, claim, damage, liability or action, as such expenses are incurred or paid.

The term “Covered Event” shall mean (i) any action taken, or Services performed, by an

Indemnified Person, or (ii) any action taken, or omitted to be taken, by ANIP or any of its members, managers, directors, officers, employees, consultants, contractors, agents, attorneys, or affiliates, in connection with any matter in which an Indemnified Person has been involved as a result of or arising out of the Services; provided, that the term “Covered Event,” with respect to an Indemnified Person, shall exclude any loss, claim, damage, liability or expense to the extent determined by the final judgment of a court of competent jurisdiction to have been caused from the willful misfeasance or gross negligence of such Indemnified Person.

Sincerely,

ANIP ACQUISITION COMPANY

		By:	/s/ Arthur Przybyl
Name: Arthur Przybyl
Title: President and Chief Executive Officer

Acknowledged and Agreed:

MVP MANAGEMENT COMPANY

By:	/s/ Robert W. Schrepfer
Name: Robert W. Schrepfer
Title: Managing Director